UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 6, 2010 (December 6, 2010)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On December 6, 2010, SM Energy Company (the “Company”) issued a press release announcing that the Company's Executive Vice President and Chief Operating Officer, Javan D. ("Jay") Ottoson, will present at the Wells Fargo Pipeline, MLP, and Energy Symposium on Wednesday, December 8, 2010, at 8:00 am Eastern time. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 8.01                      Other Events.

On December 6, 2010, the Company issued a press release announcing that David W. Copeland will be joining the Company as Senior Vice President and General Counsel in January 2011.  A copy of this press release is filed as Exhibit 99.2 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed or furnished as part of this report:
	Exhibit 99.1*	Press release of the Company dated December 6, 2010, entitled SM Energy to Present at Upcoming Investor Event
	Exhibit 99.2**	Press release of the Company dated December 6, 2010, entitled SM Energy Announces Appointment of General Counsel

_________________________

* Furnished with this Current Report on Form 8-K. ** Filed with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          SM ENERGY COMPANY

Date:	December 6, 2010	By:	/s/ C. MARK BRANNUM
C. Mark Brannum
Senior Legal Counsel & Secretary